News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Media:
Laurene Isip
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports First Quarter 2017 Financial Results
Revenue Increased 9.2% to $258.6 million; Organic Revenue Increased 6.4%
Reported EPS of $0.08; Adjusted EPS of $0.39

Plainsboro, New Jersey / April 26, 2017 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported its financial results for the first quarter ending March 31, 2017.
Highlights:

•	First quarter revenue increased 9.2% over the prior year quarter to $258.6 million, and organic revenue increased 6.4%. Derma Sciences contributed $10.4 million of revenue to first quarter results;

•	GAAP gross margin increased 230 basis points over the prior year quarter to 66.5%, and adjusted gross margin increased 100 basis points to 70.2%;

•
Operating cash flow increased 15.4% over the prior year quarter to $28.9 million, resulting in free cash flow conversion of 85.1% on a trailing twelve month basis, compared to 65.4% in the prior year period;

•	Closed Derma Sciences acquisition and on track to complete commercial integration by mid-year;

•	Secured financing for the planned acquisition of Codman Neurosurgery; and,

•	Maintaining previously issued 2017 full-year sales, organic growth, EPS and cash flow guidance.
Total revenues for the first quarter were $258.6 million, reflecting an increase of $21.9 million, or 9.2%, over the first quarter of 2016. Both global segments contributed to the growth, with revenue in Orthopedics and Tissue Technologies and Specialty Surgical Solutions increasing by 19.6% and 3.4%, respectively, compared to the prior year.
Excluding the revenue contribution from acquisitions and the effect of currency exchange rates and discontinued products, revenues increased 6.4% over the first quarter of 2016.
"We are off to a solid start in 2017, which gives us increased confidence in delivering on our full-year 2017 financial guidance," said Peter Arduini, Integra's president and chief executive officer. "We completed the acquisition of Derma Sciences, launched several new products that will drive growth in the second half of the year, and remain on track to complete the planned acquisition of Codman Neurosurgery in the fourth quarter of 2017."
The company reported GAAP net income of $6.4 million, or $0.08 per diluted share, for the first quarter of 2017, compared to a GAAP net income of $13.4 million, or $0.18 per diluted share, for the first quarter of 2016. The year-over-year declines largely resulted from acquisition-related expenses associated with the Derma Sciences and Codman Neurosurgery transactions.
The adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted net income for the first quarter of 2017 was $30.9 million, an increase of 9.3% over the prior year, and compares to adjusted net income of $28.3 million in the first quarter of 2016. Adjusted earnings per share for the first quarter of 2017 was $0.39, compared to $0.38, in the first quarter of 2016.
Adjusted EBITDA for the first quarter of 2017 was $55.2 million, or 21.3% of revenue, compared to $52.1 million, or 22.0% of revenue, in the first quarter of 2016. The slight decrease in adjusted EBITDA margin primarily resulted from the dilution caused by the Derma Sciences acquisition.
Operating cash flow for the first quarter was $28.9 million, an increase of 15.4% from the prior-year period. Trailing twelve-month adjusted free cash flow conversion ended March 31, 2017 was 85.1%, versus 65.4% in the prior year.
Outlook for 2017
Based on first quarter results and the outlook for the remainder of the year, the company is maintaining its full-year 2017 revenue guidance range of $1.12 billion to $1.14 billion, and full-year 2017 organic revenue growth range of 7.0% to 8.5%. The company also is maintaining its full-year GAAP and adjusted earnings per share guidance ranges of $0.49 to $0.55 and $1.88 to $1.94, respectively.
"Based on our first quarter results and the sequential improvements that we expect over the course of the year, we remain confident that we will achieve our full-year projections." said Glenn Coleman, Integra's chief financial officer. "We also successfully executed and secured an extension of our term loan facility with favorable terms, which we will use to pay for the planned acquisition of Codman Neurosurgery later this year."
In the future, the company may record, or expects to record, certain additional revenues, gains, expenses, or charges as described in the Discussion of Adjusted Financial Measures below which will be excluded from the calculation of adjusted EBITDA, adjusted earnings per share for historical periods and in adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Wednesday, April 26, 2017, to discuss financial results for the first quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call. That presentation can be found on investor.integralife.com.
Access to the live call is available by dialing (719) 457-2618 and using the passcode 3686388. The call can also be accessed via a webcast link provided on investor.integralife.com. Access to the replay will be available through May 1, 2017, by dialing (719) 457-0820 and using the passcode 3686388. The webcast will also be archived on the website.

***
Integra LifeSciences is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted (loss)/earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, acquisition-related charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to the following: the Company's ability to execute its operating plan effectively; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition, and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2016 and information contained in subsequent filings with the Securities and Exchange Commission. In addition, with respect to the Codman Neurosurgery acquisition, forward-looking statements in this document may include without limitation any statements regarding the planned completion of the proposed acquisition, the costs and benefits of the proposed acquisition, including future financial and operating results,

Integra’s or the Codman Neurosurgery business’s plans, objectives, expectations and intentions and the expected timing of completion of the proposed acquisition. It is important to note that Integra’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Integra’s current expectations depending upon a number of factors affecting the Codman Neurosurgery business and Integra’s business and risks and uncertainties associated with acquisition transactions. These factors include, among other things, the following: successful closing of the proposed acquisition; the risk that competing offers will be made for the Codman Neurosurgery business before the binding offer is accepted; the risk that the binding offer may not accepted on a timely basis or at all; the ability to obtain required regulatory approvals for the proposed acquisition (including the approval of antitrust authorities necessary to complete the proposed acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions, including with respect to divestitures, that could materially adversely affect Integra, the Codman Neurosurgery business and the expected benefits of the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied on a timely basis or at all, the failure of the proposed acquisition to close for any other reason and the risk liability to Integra in connection therewith; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the effects of disruption caused by the proposed acquisition making it more difficult for Integra to execute its operating plan effectively or to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the proposed acquisition; and Integra’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income from continuing operations, excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income taxes; and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income from continuing operations, excluding: (i) global enterprise resource planning ("ERP") implementation charges; (ii) structural optimization charges; (iii) certain employee severance charges; (iv) acquisition-related charges; (v) convertible debt non-cash interest; (vi) intangible asset amortization expense; (vii) discontinued product lines charges; and (viii) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by continuing operating activities from continuing operations less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income from continuing operations to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three months ended March 31, 2017 and 2016, and the free cash flow and free cash flow conversion for the three months ended March 31, 2017 and 2016 and the twelve months ended March 31, 2017 and 2016, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Total revenues, net	$258,636	$236,770

Costs and expenses:
Cost of goods sold	86,585	84,773
Research and development	15,494	14,451
Selling, general and administrative	142,497	111,975
Intangible asset amortization	4,101	3,471
Total costs and expenses	248,677	214,670

Operating income	9,959	22,100

Interest income	7	6
Interest expense	(5,131)	(6,373)
Other income (expense), net	(90)	(738)
Income from continuing operations before taxes	4,745	14,995
Income tax expense	(1,649)	1,576
Net income	$6,394	$13,419

Net income per share:
Diluted net income per share	$0.08	$0.18

Weighted average common shares outstanding for diluted net income per share	78,394	76,466

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions, and discontinued products are as follows:
(In thousands)

	Three Months Ended March 31,
	2017	2016	Change
Specialty Surgical Solutions	$156,290	$151,175	3.4%
Orthopedics and Tissue Technologies	102,346	85,595	19.6%
Total revenue	$258,636	$236,770	9.2%

Impact of changes in currency exchange rates	$1,365	$—
Less contribution of revenues from acquisitions*	(10,404)	—
Less contribution of revenues from discontinued products	(433)	(2,541)
Total organic revenues	$249,164	$234,229	6.4%

* Acquisitions include Derma Sciences

Items included in GAAP net income from continuing operations and location where each item is recorded are as follows:
(In thousands)
Three Months Ended March 31, 2017

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Global ERP implementation charges	$2,427	$—	$2,427	$—	$—	$—	$—
Structural optimization charges	1,586	898	688	—	—	—	—
Acquisition-related charges*	20,317	643	19,674	—	—	—	—
Certain employee severance charges	125	—	125	—	—	—	—
Discontinued product lines charges	1,025	1,025	—	—	—	—	—
Intangible asset amortization expense	10,966	6,865	—	—	4,101	—	—
Estimated income tax impact from above adjustments and other items	(11,951)	—	—	—	—	—	(11,951)
Total adjustments	$24,495	$9,431	$22,914	$—	$4,101	$—	$(11,951)

Depreciation expense	8,751	—	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D- Research and development

d)	Amort. - Intangible asset amortization

e)	OI&E - Interest (income) expense, net and other (income) expense, net

f)	Tax - Income tax expense

* Acquisition related charges are primarily associated with the Derma Sciences and Codman Neurosurgery acquisitions and include banking, legal, consulting and other expenses

Three months ended March 31, 2016
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	OI&E (d)	Tax (e)
Global ERP implementation charges	$3,324	$—	$3,324	$—	$—	$—
Structural optimization charges	1,709	985	724	—	—	—
Acquisition-related charges	6,041	3,652	2,389	—	—	—
Certain employee severance charges	650	211	439	—	—	—
Intangible asset amortization expense	10,536	7,065	—	3,471	—	—
Convertible debt noncash interest	2,064	—	—	—	2,064	—
Estimated income tax impact from above adjustments and other items	(9,480)	—	—	—	—	(9,480)
Total adjustments	$14,844	$11,913	$6,876	$3,471	$2,064	$(9,480)

Depreciation expense	7,717	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUNG OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016

GAAP net income from continuing operations	$6,394	$13,419
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	19,717	18,253
Other (income) expense, net	90	738
Interest expense, net	5,124	6,367
Income tax expense	(1,649)	1,576
Global ERP implementation charges	2,427	3,324
Structural optimization charges	1,586	1,709
Acquisition-related charges	20,317	6,041
Certain employee severance charges	125	650
Discontinued product lines charges	1,025	—

Total of non-GAAP adjustments	48,762	38,658
Adjusted EBITDA	$55,156	$52,077

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016

GAAP net income from continuing operations	$6,394	$13,419
Non-GAAP adjustments:
Global ERP implementation charges	2,427	3,324
Structural optimization charges	1,586	1,709
Acquisition-related charges	20,317	6,041
Certain employee severance charges	125	650
Discontinued product lines charges	1,025	—
Intangible asset amortization expense	10,966	10,536
Convertible debt noncash interest	—	2,064
Estimated income tax impact from adjustments and other items	(11,951)	(9,480)

Total of non-GAAP adjustments	24,495	14,844
Adjusted net income	$30,889	$28,263

Adjusted diluted net income per share	$0.39	$0.38
Weighted average common shares outstanding for diluted net income per share	78,394	76,466
Weighted average common shares outstanding adjustment for economic benefit of convertible bond hedge transactions	—	(1,306)
Weighted average common shares outstanding for adjusted diluted net income per share	78,394	75,160

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	March 31, 2017	December 31, 2016

Cash and cash equivalents	$124,113	$102,055
Accounts receivable, net	158,234	148,186
Inventories, net	239,809	217,263

Bank line of credit	855,000	665,000

Stockholders' equity	$852,491	$839,667

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	March 31, 2017	March 31, 2016

Net cash provided by operating activities	$28,882	$25,030
Net cash used in investing activities	(193,143)	(6,730)
Net cash provided by financing activities	185,039	9,952
Effect of exchange rate changes on cash and cash equivalents	1,280	702

Net increase in cash and cash equivalents	$22,058	$28,954

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2017	2016
GAAP net cash provided by continuing operating activities	$28,880	$25,030

Purchases of property and equipment from continuing operations	(9,191)	(10,895)
Free cash flow	19,689	14,135

Adjusted net income *	$30,889	$28,263
Adjusted free cash flow conversion	63.7%	50.0%

	Twelve Months Ending March 31,
	2017	2016
GAAP net cash provided by continuing operating activities**	$163,040	$112,792

Purchases of property and equipment from continuing operations	(45,624)	(38,978)
Free cash flow	117,416	73,814

Adjusted net income *	$137,990	$112,921
Adjusted free cash flow conversion	85.1%	65.4%

* Adjusted net income for quarters ended March 31, 2017 and 2016 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations and the Historical Financial Results: Continuing Operations presentation on our website at investor.integralife.com under Events & Presentations.
** Operating cash flow excludes $42.8M of accreted interest payment associated with the 2016 Convertible Notes.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Recorded Year to Date	Projected Year Ended
(In thousands, except per share amounts)	March 31, 2017	December 31, 2017
		Low	High
GAAP net income	$6,394	$39,250	$43,750
Non-GAAP adjustments:
Global ERP implementation charges	2,427	7,400	7,400
Structural optimization charges	1,586	19,000	19,000
Acquisition-related charges	20,317	78,500	78,500
Certain employee severance charges	125	125	125
Discontinued product lines charges	1,025	1,025	1,025
Intangible asset amortization expense	10,966	47,800	47,800
Estimated income tax impact from adjustments and other items	(11,951)	(44,000)	(44,000)

Total of non-GAAP adjustments	24,495	109,850	109,850
Adjusted net income	$30,889	$149,100	$153,600

GAAP diluted net income per share	$0.08	$0.49	$0.55
Non-GAAP adjustments detailed above (per share)	$0.31	$1.39	$1.39
Adjusted diluted net income per share	$0.39	$1.88	$1.94

Weighted average common shares outstanding for diluted net income per share	78,394	79,500	79,000

GUIDANCE - SPECIAL CHARGES

Item	YTD Amount	FY Guidance	COGS	SG&A	R&D	Amort.	Interest (Inc)Exp	Tax
Global ERP implementation charges	$2,427	$7,400	$—	$7,400	$—	$—	$—	$—
Structural optimization charges	1,586	19,000	10,500	8,500	—	—
Acquisition-related charges	20,317	78,500	9,000	69,500		—	—	—
Certain employee severance charges	125	125	—	125	—	—	—	—
Discontinued product lines charges	1,025	1,025	1,025	—	—	—	—	—
Intangible asset amortization expense	10,966	47,800	31,000	—	—	16,800	—	—
Convertible debt non-cash interest	—	—	—	—	—	—	—	—
Estimated income tax impact from adjustments and other items	(11,951)	(44,000)	—	—	—	—	—	(44,000)
Total	24,495	109,850	51,525	85,525	—	16,800	—	(44,000)
Source: Integra LifeSciences Holdings Corporation